UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2015

Pandora Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650

Oakland, CA 94612

(Address of principal executive offices, including zip code)

(510) 451-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 21, 2015, Pandora Media, Inc. (the “Company”) entered into an Amendment and Restatement Agreement (the “Amendment and Restatement Agreement”), which, among other things, (1) amends and restates the Credit Agreement dated as of May 13, 2011, as amended and restated as of September 12, 2013, and as further amended on December 2, 2015 (as so amended and restated, the “Restated Credit Agreement”), among the Company, as the borrower, Pandora Media California, LLC (“PMC”) and Ticketfly, LLC (“Ticketfly” and, together with PMC, the “Subsidiary Guarantors”), the lenders party thereto, and JPMorgan Chase Bank, N.A., as the administrative agent (the “Administrative Agent”) and (2) amends the Guarantee and Collateral Agreement, dated as of May 13, 2011, as supplemented by Supplement No. 1 to the Guarantee and Collateral Agreement, dated as of August 10, 2011 and Supplement No. 2 to the Guarantee and Collateral Agreement, dated as of January 19, 2012 (the “Security Agreement”), made by the Company and PMC in favor of the Administrative Agent. Ticketfly also entered into Supplement No. 3 to the Guarantee and Collateral Agreement, dated as of December 21, 2015, in favor of the Administrative Agent (the “Security Agreement Joinder”).

The Restated Credit Agreement, among other things, (1) increased the size of the lenders’ commitments to an aggregate principal amount of $120 million outstanding at any one time; (2) increased the minimum liquidity requirements in proportion to the commitments increase; (3) exempted non-material subsidiaries from the general requirement that subsidiaries join the Security Agreement and pledge certain assets, including equity interests, to the Administrative Agent as security for the Company’s obligations under the Restated Credit Agreement; and (4) incorporated certain market updates relating to LIBOR administration and sanctions law.

The foregoing summary of the Amendment and Restatement Agreement, the Restated Credit Agreement and the Security Agreement Joinder do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Amendment and Restatement Agreement, the Restated Credit Agreement and the Security Agreement Joinder, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2015.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 23, 2015, the Company completed its previously announced acquisition of certain assets (the “Transferred Assets”) of Rdio, Inc., a Delaware corporation (“Rdio”) pursuant to the terms of an Asset Purchase Agreement (the “Agreement”) by and between the Company and Rdio (the “Transaction”).

Rdio sought protection in the United States Bankruptcy Court for the Northern District of California and began to wind down its business. The Company’s acquisition of technology and talent from Rdio was subject to the approval of the Bankruptcy Court which was obtained on December 22, 2015. The purchase price for the Transferred Assets is $75 million in cash, subject to certain purchase price adjustments.

The foregoing summary of the Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2015.

Item 7.01.  Regulation FD Disclosure.

On December 23, 2015, the Company issued a press release entitled “Pandora Completes Acquisition of Rdio technology, IP”. The information in the press release attached as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Number	Description

99.1	Press Release issued on December 23, 2015 by Pandora Media, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: December 23, 2015	By:	/s/ Stephen Bené
Stephen Bené
General Counsel and Corporate Secretary

EXHIBIT INDEX

Number	Description

99.1	Press Release issued on December 23, 2015 by Pandora Media, Inc.